Exhibit 10.01

ALONSO & NAVARRETE, LLC

ATTORNEYS AT LAW

ALVARO ALONSO, ESQ.	6212 KENNEDY BOULEVARD
NORTH BERGEN, NEW JERSEY 07047
EDGAR J. NAVARRETE, ESQ.	TEL: 201-295-9977
FAX: 201-295-9565
______________________________

YOLANDA NAVARRETTE, ESQ.

(MEMBER OF NJ & NY BARS)	44 MAPLE AVENUE
MORRISTOWN, NEW JERSEY 07960
(PLEASE REPLY TO NORTH BERGEN)

December 11, 2007

VIA FACSIMILE (973) 482-0087 & CERTIFIED R.R.R.

Philip D. Neuer, Esq.

1875 McCarter Highway

Newark, NJ 07104

RE:	5801 Jefferson Street, LLC from Jaclyn

Dear Mr. Neuer:

Kindly accept this Termination Notice of Contract pursuant to Section 1.09(b)(a) of the Agreement to Sell and Purchase entered into by our respective clients on June 15, 2007. The Due Diligence provisions set forth in Section 1.09 requires that all Governmental Approvals shall be obtained on or before December 15, 2007. Unfortunately, my client has not obtained the approvals and is exercising its remedy to terminate the contract as set forth above.

Kindly forward the balance of the contract deposit payable to my attorney trust account upon receipt of this letter. Please be advised that a copy of this notice is being forwarded to your client pursuant to the notice requirements set forth in Section 4 of the Agreement.

Thank you for your courtesies throughout this transaction.

Sincerely,

J. Alvaro Alonso

cc:	Jaclyn, Inc. – via Certified/R.R.R.
5801 Jefferson, LLC – Via fax